UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 8, 2011

Central Garden & Pet Company

(Exact name of registrant as specified in its charter)

Delaware	001-33268	68-0275553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1340 Treat Boulevard, Suite 600, Walnut Creek, California		94597
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (925) 948-4000

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 8, 2011, Central Garden & Pet Company (the “Company”) entered into Amendment No. 1 to the Amended and Restated Credit Agreement (“Amendment No. 1”). Amendment No. 1 amends the Amended and Restated Credit Agreement dated June 25, 2010 filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed July 1, 2010 (the “Existing Credit Facility” and as amended, the “Amended Credit Facility”). Under the modified terms, among other changes to the Existing Credit Facility, the Credit Amendment (i) increases the aggregate principal borrowing amount from $275,000,000 to $375,000,000 while maintaining the additional principal amount of up to $200,000,000 of incremental term loans should the Company exercise its option and increase the size of the facility and one or more lenders are willing to make such increased amounts available to it, (ii) extends the maturity date by approximately one year to June 8, 2016, and (iii) reduces the interest rates, commitment fees and interest coverage requirements. Amendment No. 1 was entered into by and among the Company, certain institutions listed on the signature pages thereto, and JPMorgan Chase Bank, National Association, as administrative agent.

Interest on the Amended Credit Facility is based, at the Company’s option, on a rate equal to the ABR, which is the greatest of the prime rate, the Federal Funds rate plus 1/2 of 1% or one month LIBOR plus 1%, plus a margin, which fluctuates from .75% to 1.75%, or LIBOR plus a margin, which fluctuates from 1.75% to 2.75% and commitment fees that range from 0.30% to 0.50%, determined quarterly based on consolidated total debt to consolidated EBITDA for the most recent trailing 12-month period. The minimum interest coverage requirement was reduced to 2.50 times EBITDA from 2.75 times EBITDA.

The foregoing description of Amendment No. 1 does not purport to be complete and is qualified in its entirety by Amendment No. 1, which is attached hereto as Exhibit 10.1 and incorporated by reference.

Item 8.01	Other Events.

On June 9, 2011, the Company announced that it had amended and extended its revolving credit facility. A copy of the press release relating to the announcement is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 dated June 8, 2011 to the Amended and Restated Credit Agreement dated as of June 25, 2010 among Central Garden & Pet Company, certain institutions listed on the signature pages thereto, and JPMorgan Chase Bank, National Association, as administrative agent.

99.1	Press Release, dated June 9, 2011, announcing entry into Amendment No. 1 to the Amended and Restated Credit Facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL GARDEN & PET COMPANY

By:	/s/ Lori Varlas
Lori Varlas
Senior Vice President, Chief Financial Officer and Secretary

Dated: June 10, 2011

EXHIBITS

Exhibit No.	Description

10.1	Amendment No. 1 dated June 8, 2011 to the Amended and Restated Credit Agreement dated as of June 25, 2010 among Central Garden & Pet Company, certain institutions listed on the signature pages thereto, and JPMorgan Chase Bank, National Association, as administrative agent.

99.1	Press Release, dated June 9, 2011, announcing entry into Amendment No. 1 to the Amended and Restated Credit Facility.